EXHIBIT 99.4
INSTEEL INDUSTRIES, INC.
AMENDED AND RESTATED RETIREMENT SECURITY AGREEMENT
          THIS AMENDED AND RESTATED RETIREMENT SECURITY AGREEMENT (the “Agreement”), made and entered into as of the 14TH day of November, 2006 (the “effective date”), by and between INSTEEL INDUSTRIES, INC., a corporation located in Mount Airy, North Carolina (the “Corporation”), and                      (the “Executive”);
R E C I T A L S
          The Corporation desires to provide supplemental retirement benefits to the Executive separate from and in addition to any other retirement benefits to which the Executive is or may become entitled under any plan of the Corporation or any other agreement between the Executive and the Corporation. This Agreement amends, restates and supersedes the Retirement Security Agreement dated as of the                      day of                     , 2004, that was in effect between the Corporation and the Executive (the “Predecessor Agreement”) until the execution of this Agreement. The purpose of this amended and restated Agreement is to revise the Predecessor Agreement to take into account Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
     NOW, THEREFORE, the parties hereby agree as follows:
SECTION 1 Purpose.
          This Agreement is being entered into by the Corporation to provide the Executive with additional retirement and death benefits for the Executive and his beneficiaries. The Agreement is not intended to be a qualified retirement plan under Section 401(a) of the Code, but it is intended to constitute an arrangement that provides nonqualified deferred compensation within the meaning of Section 409A of the Code. This Agreement is also intended to be a “plan” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to be part of an unfunded plan maintained by the Corporation primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Corporation within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.
SECTION 2 Supplemental Retirement Benefit.
          2.1 Normal retirement. If the Executive remains in continuous service with the Corporation until he completes thirty years of continuous service with the Corporation, but his continuous service terminates for reasons other than death or by the Corporation for “cause” (as defined in Section 2.4), the Corporation shall pay a supplemental retirement benefit to the Executive. The annual amount of the supplemental retirement benefit shall be fifty percent (50%) of the Executive’s final average compensation. The supplemental retirement benefit shall be paid in equal installments in accordance with the Corporation’s regular payroll practices for executives in effect from time to time, commencing as of the first payroll period ending coincident with or immediately following the Executive’s normal retirement date, and continuing for a term certain of fifteen years; except as otherwise provided in Sections 5 or 14. For purposes of this Agreement, unless otherwise indicated by the context.
               (i) “Compensation” means the annual rate of gross base compensation in effect for the Executive for service with the Corporation in effect on the last day of the calendar year; provided, that for the year in which the Executive’s termination of employment with the Corporation occurs because of retirement or otherwise, his compensation shall be the annual base rate in effect on the date of his termination of employment.
               (ii) “Continuous service” means the Executive’s uninterrupted service in the employment of the Corporation in a full-time capacity. The Executive’s continuous service shall not be deemed to be terminated or interrupted by a leave of absence or sick leave not exceeding one year granted to the Executive by the Corporation or any other leave granted to the Executive where Executive’s right to re-employment is guaranteed by statute or by contract.
               (iii) “Final average compensation” means the average of the Executive’s compensation as of the last day of each of the five consecutive calendar years during the ten calendar years preceding the Executive’s normal retirement date that produces the highest average. If the Executive has not worked during at least five calendar years preceding his normal retirement date, the Executive’s final average compensation means the average of his compensation for all of the calendar years he worked for the Corporation
               (iv) “Normal retirement date” means the later of (i) the Executive’s sixty-fifth birthday or (ii) the date the Executive terminates continuous service with the Corporation after completing thirty years of continuous service.
               (v) “Year of continuous service” means a twelve-month period of continuous service by the Executive, beginning on the Executive’s initial date of employment with the Corporation (and each anniversary thereof), and ending on the day immediately preceding the anniversary of that date.
          2.2 Early retirement. If the Executive remains in continuous service with the Corporation until he completes at least ten years of continuous service with the Corporation but his continuous service terminates for reasons other than death or by the Corporation for “cause” (as defined in Section 2.4) after he attains age fifty-five but prior to his normal retirement date, and he has not previously incurred a “disability” (as defined in Section 2.3), the Corporation will pay a supplemental early retirement benefit to the Executive. The annual amount of the supplemental early retirement benefit shall be fifty percent (50%) of the Executive’s final average compensation determined as of the date of his termination of service, reduced by 1/360th for each full calendar month of continuous service less than 360 that the Executive has completed as of that date. The Executive’s supplemental early retirement benefit shall be paid in equal installments in accordance with the Corporation’s regular payroll practices for executives in effect from time to time, commencing as of the first payroll period ending coincident with or immediately following the later of the date the Executive attains age sixty-five or the date the Executive terminates continuous service, and continuing for a term certain of fifteen years; except as otherwise provided in Sections 5 or 14.

          2.3 Disability retirement. If the Executive remains in continuous service with the Corporation until he completes at least ten years of continuous service with the Corporation but incurs a “disability” prior to his normal retirement date, the Corporation shall pay a supplemental disability benefit to the Executive. The amount of the supplemental disability benefit shall be as follows: (i) during the period, if any, that the Executive is receiving benefit payments under a long-term disability insurance plan for executives of the Corporation (the “LTD plan”), the amount determined under Section 2.2, treating the date of the Executive’s disability as his early retirement date, provided that such amount, when added to the Executive’s benefit under the LTD plan, shall not exceed one hundred percent (100%) of the Executive’s final average compensation determined as of the date of his termination of service because of disability; and (ii) during any period that the Executive is not receiving benefit payments under the LTD plan, an amount equal to the greater of the Executive’s benefit determined under Section 2.2 as of the date of his disability or fifty percent (50%) of the Executive’s final average compensation. The Executive’s supplemental disability benefit will be paid in equal installments in accordance with the Corporation’s regular payroll practices for executives in effect from time to time, commencing as of the first payroll period ending coincident with or immediately following the date as of which the Executive’s disability is deemed to have occurred, and continuing for a term certain of ten years. For this purpose, “disability” shall mean the Executive is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or medical impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Corporation. The determination of the existence or nonexistence of disability under (i) above shall be made by the Executive Compensation Committee of the Board of Directors of the Corporation (the “Compensation Committee”) pursuant to a medical examination by a medical doctor selected or approved by the Compensation Committee and a medical doctor selected or approved by the Executive; provided, that if the two medical doctors shall not agree that the Executive is or is not disabled, the two doctors shall select a third medical doctor to examine the Executive, and such third doctor’s determination of the Executive’s disability shall be conclusive.
          2.4 Termination of continuous service for “cause.” Notwithstanding any other provision of this Agreement, if the Corporation terminates the Executive’s continuous service for “cause,” no benefit shall be paid by the Corporation pursuant to this Agreement. For this purpose, “cause” means (i) willful, deliberate and continued failure by the Executive (other than for reason of mental or physical illness) to perform his duties as established by the Board of Directors of the Corporation (the “Board”), or fraud or dishonesty in connection with such duties, in either case, if such conduct has a materially detrimental effect on the business operations of the Corporation; (ii) a material breach by the Executive of his fiduciary duties of loyalty or care to the Corporation; (iii) the conviction of the Executive of any crime (or upon entering a plea of guilty or nolo contendere to a charge of any crime) constituting a felony; (iv) misappropriation of the Corporation’s funds or property by the Executive; or (v) willful, flagrant, deliberate and repeated infractions of material published policies and regulations of the

Corporation of which the Executive has actual knowledge. Whether the Executive’s termination is for “cause” shall be determined by the Compensation Committee.
SECTION 3 Death of Executive.
          3.1 Death while in continuous service. If the Executive dies while in continuous service with the Corporation, the Corporation will pay a supplemental death benefit to the Executive’s beneficiary. The annual amount of the supplemental death benefit shall be fifty percent (50%) of the Executive’s final average compensation, determined as of the date of the Executive’s death. The Executive’s supplemental death benefit provided in this Section 3.1 shall be paid in equal installments in accordance with the Corporation’s regular payroll practices for executives in effect from time to time, commencing as of the first payroll period ending coincident with or immediately following the date of the Executive’s death and continuing for a term certain of ten years.
          3.2 Death after termination of continuous service but before benefit payments commence or death after benefit payments commence. If the Executive dies either (i) after his termination of continuous service for which he is entitled to receive supplemental benefits hereunder but before such supplemental benefit payments commence, or (ii) after the date as of which such supplemental benefit payments have commenced under this Agreement, payment of the Executive’s remaining supplemental benefits shall commence or continue, as the case may be, to the Executive’s beneficiary following the Executive’s death, treating the Executive’s beneficiary as the Executive for all purposes under this Agreement.
SECTION 4 Vesting.
          4.1 Vesting and forfeiture of benefits. The Executive shall become vested in his supplemental benefits under this Agreement, to the extent accrued as of any date, following the first to occur of his completion of the required years of continuous service with the Corporation to be entitled to the benefit, or the date of his termination of continuous service because of death. The Executive shall not be vested in his supplemental benefits under this Agreement if he terminates service with the Corporation prior to completing the required years of continuous service to be entitled to the benefit for any reason other than death. Notwithstanding the foregoing, the Executive shall forfeit any benefits earned and vested under this Agreement if his continuous service with the Corporation is terminated by the Corporation for cause (as defined in Section 2.4).
          4.2 Accelerated vesting. Notwithstanding any other provision of this Agreement, the Compensation Committee may, with the approval of the Board, direct that all or part of the Executive’s supplemental benefits under this Agreement shall be nonforfeitable as of any date prior to the Executive’s normal retirement date on such terms and conditions as the Compensation Committee shall determine.

SECTION 5 Deferral of Payment Date.
          The Compensation Committee and the Executive may agree to establish a new date for payment of the Executive’s supplemental benefits under Sections 2.1 and 2.2 that is after the dates otherwise set forth therein (referred to herein as his “subsequent payment date”); provided, that such subsequent payment date satisfies the conditions of this Section 5. For a subsequent payment date to be effective, (i) the Executive and the Compensation Committee must agree on the subsequent payment date not less than 12 months prior to the date the first payment for the particular payment event is scheduled to be made, (ii) the agreement establishing the subsequent payment date must not take effect for at least 12 months and (iii) the subsequent payment date must extend the first payment that would have been made (other than on death or disability) for a period of not less than five years from the date such payment for the particular payment event otherwise would have been made. If a subsequent payment date is established pursuant to this Section 5, this Agreement shall be administered in all respects as if such subsequent payment date was the date specified in Sections 2.1 or 2.2, except that the supplemental retirement benefit described in Sections 2.1 and 2.2, and to which the Executive would otherwise be entitled, shall be adjusted actuarially by the Compensation Committee to reflect any delay in the commencement of benefits beyond the Executive’s attainment of age 65. For purposes of making such adjustment, the Compensation Committee shall apply actuarial assumptions agreed to by the Executive at the time the subsequent payment date is set.
SECTION 6 Beneficiary.
          The Executive’s beneficiary shall be the person or persons designated by the Executive on the beneficiary designation form provided by and filed with the Compensation Committee or its designee. If the Executive does not designate a beneficiary, his beneficiary shall be his surviving spouse. If the Executive does not designate a beneficiary and has no surviving spouse, the beneficiary shall be the Executive’s estate. The designation of a beneficiary may be changed or revoked only by filing a new beneficiary designation form with the Compensation Committee or its designee. If the Executive’s beneficiary dies prior to asserting a written claim for any death benefit payable under the Agreement, such benefit shall be payable to the Executive’s estate. If a beneficiary (the “primary beneficiary”) is receiving or is entitled to receive payments under the Agreement and dies before receiving all of the payments due him, the balance to which he is entitled shall be paid to the contingent beneficiary, if any, named in the Executive’s current beneficiary designation form. If there is no contingent beneficiary, the balance shall be paid to the estate of the primary beneficiary. Any beneficiary may disclaim all or any part of any benefit to which such beneficiary shall be entitled hereunder by filing a written disclaimer with the Compensation Committee at least ten days before payment of such benefit is to be made. Such a disclaimer shall be made in form satisfactory to the Compensation Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the Corporation under this Agreement in the same manner as if the beneficiary who filed the disclaimer had died on the date of such filing.

SECTION 7 Administration by Compensation Committee.
          7.1 The Compensation Committee shall be responsible for the general administration and interpretation of this Agreement and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Board.
          7.2 The Compensation Committee shall maintain full and complete records of its deliberations and decisions with respect to this Agreement. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the Agreement. The records of the Compensation Committee with respect to this Agreement shall contain all relevant data pertaining to the Executive and his rights under the Agreement.
          7.3 Subject to the limitations of the Agreement, the Compensation Committee may from time to time establish rules or by-laws for the administration of the Agreement and the transaction of its business. The Compensation Committee may correct errors and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Compensation Committee may in its discretion waive any notice requirements in the Agreement; provided, that a waiver of notice in one or more cases shall not be deemed to constitute a waiver of notice in any other case.
          7.4 Subject to the provisions of Section 12, the Compensation Committee shall have the duty and authority to interpret and construe the provisions of this Agreement and to decide any dispute which may arise regarding the rights of the Executive hereunder. Benefits under this Agreement will be paid only if the Compensation Committee decides in its discretion that the Executive is entitled to them.
          7.5 The Compensation Committee may engage an attorney, accountant or any other technical advisor on matters regarding the operation of the Agreement and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Compensation Committee shall deem requisite or desirable in carrying out the provisions of the Agreement. The Compensation Committee shall from time to time, but no less frequently than annually, review the financial and liquidity needs of the Corporation under the Agreement. The Compensation Committee shall communicate such needs to the Corporation so that its policies may be appropriately coordinated to meet such needs.
          7.6 The Compensation Committee shall be entitled to reimbursement by the Corporation for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the Agreement.
          7.7 No member of the Compensation Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Compensation Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Corporation’s own assets), each member of the Compensation Committee and each other officer, employee, or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Agreement may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the

Agreement unless arising out of such person’s own fraud, bad faith, willful misconduct or gross negligence.
SECTION 8 Funding.
          The obligation of the Corporation to make payments hereunder shall constitute a liability of the Corporation to the Executive. Notwithstanding the foregoing, the Corporation may establish a grantor trust (the “Trust”) to which the Corporation shall contribute according to its terms to pay the benefits provided for in the Agreement; provided, that to the extent that there shall not be sufficient funds in the Trust to make one or more payments provided for under this Agreement, such payments shall be made from the general funds of the Corporation. Except as otherwise provided herein, the Corporation shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and the Executive shall not have any interest in any particular assets of the Corporation by reason of its obligations hereunder. When the Trust is established, a copy of the document shall be attached hereto and its terms shall be incorporated herein by reference. Nothing contained in this Agreement or the Trust shall create or be construed as creating a trust of any kind or any other fiduciary relationship between or among the Corporation, the Executive, the trustee under the Trust, or any other person. To the extent that any person acquires a right to receive payment from the Corporation or the Trust, such right shall be no greater than the right of an unsecured creditor of the Corporation. In no event shall the Trust or the assets of the Trust be located outside of the United States and at no time shall the Trust be funded if such funding would cause the Executive to be subject to taxation or penalties pursuant to Section 409A of the Code.
SECTION 9 Allocation of Responsibilities.
          The persons responsible for the Agreement and the duties and responsibilities allocated to each are as follows:
          9.1 Board. To amend or terminate this Agreement in accordance with Section 11.2;
          9.2 Committee.
               (i) To interpret the provisions of the Agreement and to determine the rights of the Executive under the Agreement, except to the extent otherwise provided in Section 12 relating to claims procedure;
               (ii) To administer the Agreement in accordance with its terms, except to the extent powers to administer the Agreement are specifically delegated to another person or persons as provided in the Agreement;
               (iii) To account for the supplemental benefits of the Executive; and
               (iv) To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agencies to which reports may be required to be submitted from time to time.

SECTION 10 Benefits Not Assignable; Facility of Payments.
          10.1 No portion of any benefit credited or paid under this Agreement with respect to the Executive shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach.
          10.2 If any individual entitled to receive a payment under the Agreement shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Compensation Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the Executive to the extent of the amount thereof.
SECTION 11 Amendment and Termination of Agreement.
          This Agreement shall not be amended or terminated other than by a writing signed by the Corporation and the Executive. The Agreement may be terminated (i) within 12 months of a corporate dissolution of the Corporation taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A), provided that the amounts deferred under the Agreement are paid to the Executive at the later of the calendar year in which the termination of the Agreement occurs, the first calendar year in which the payment is administratively practicable or the calendar year in which the amount is no longer subject to a substantial risk of forfeiture, (ii) within the 30 days preceding or the 12 months following a change in control (as defined in Section 409A of the Code), provided that all substantially similar arrangements sponsored by the Corporation and its Related Entities are terminated, so that the Executive and all participants under substantially similar arrangements are paid within 12 months of the date of termination of the arrangements and (iii) at any time so long as: (a) the Corporation terminates all other arrangements of the Corporation and its Related Entities that are treated as account balance plans as defined in Treasury Regulation Section 31.3121(v)(2)-1(c)(1)(ii)(A) (other than certain separation pay arrangements), (b) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within 12 months of the termination of the arrangements, (c) all payments are made within 24 months of the termination of the arrangements, (d) neither the Corporation nor its Related Entities adopt a new arrangement that would be treated as an account balance plan as defined in Treasury Regulation Section 31.3121(v)(2)-1(c)(1)(ii)(A) (other than certain separation pay arrangements) at any time within five years following the date of termination of the Agreement and (e) the Corporation and its Related Entities satisfy such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe. Any payment pursuant to this Section 11 shall be adjusted to account for the acceleration of payment using reasonable actuarial assumptions established by the Company. This Section is intended to satisfy the plan termination rules of Treasury Regulation Section 1.409A-3(h)(2)(viii) and shall be interpreted accordingly. For purposes of this Agreement “Related Entity” means any entity that is part of a controlled group of corporations or is under common control with the Corporation within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.
SECTION 12 Claims Procedure.
          The following claims procedure shall apply with respect to this Agreement:
          12.1 Filing of a claim for benefits. If the Executive or his beneficiary (the “claimant”) believes that he is entitled to benefits under the Agreement which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim therefor with the Compensation Committee within ninety (90) days of the date such benefits otherwise would have commenced (assuming the claimant is entitled to the benefits) or the claim will be forever barred.
          12.2 Notification to claimant of decision.
               (a) General. Within 90 days after receipt of a claim, other than a claim for benefits upon a disability, by the Compensation Committee (or within 180 days if special circumstances require an extension of time), the Compensation Committee shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished.
               (b) Disability. Except as provided below, within 45 days after receipt of a disability claim by the Compensation Committee, the Compensation Committee shall notify the claimant in writing of its decision with regard to the claim (regardless of whether all the information necessary to make a benefit determination accompanies the claim) unless a 30-day extension is necessary due to matters beyond the control of the Compensation Committee. If such an extension is necessary, the Compensation Committee shall notify the claimant prior to the expiration of the initial 45-day period. If the Compensation Committee determines that a decision cannot be made within the first extension period due to matters beyond the control of the Compensation Committee, the time period for making a determination may be further extended for an additional 30 days. If such an additional extension is necessary, the Compensation Committee shall notify the claimant prior to the expiration of the first 30-day extension period. Any notice of an extension period shall indicate (i) the circumstances necessitating the extension of time, (ii) the date by which the Compensation Committee expects to furnish a notice of decision, (iii) the specific standards on which such entitlement to a benefit is based, (iv) the unresolved issues that prevent a decision on the claim and (v) any additional information needed to resolve those issues. A claimant will be provided a minimum of 45 days to submit any necessary additional information to the Compensation Committee. In the event that a 30-day extension is necessary due to a claimant’s failure to submit information necessary to decide a claim under this subsection, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to the claimant until the date the claimant responds to the request for additional information.

               (c) Denial. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Agreement on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denial and the time limits applicable to such procedures, including the claimant’s right to bring a civil action, to the extent permissible, following an adverse benefit determination on review. In addition to the information specified above, an adverse benefit determination concerning a disability claim shall also set forth, in a manner calculated to be understood by the claimant, (i) an explanation of any internal rule or guideline relied on to make the adverse determination, or (ii) a statement that a specific rule or guideline was relied upon and that a copy of the rule will be provided to the claimant free of charge upon request.
               (d) Request for review. If a claim for benefits is denied in whole or in part, the claimant or his duly authorized representative may request in writing a full and fair review of the adverse benefit determination. The Compensation Committee may appoint a committee to review benefit claims, which must consider any denied claim that is submitted for review. If no committee is appointed, the Compensation Committee will process any valid request for review. The claims procedure must provide the claimant with (i) at least 60 days (180 days in the case of a Disability claim) following receipt of an adverse determination on which to appeal the determination, (ii) the opportunity to submit written comments, documents and records relating to the claim, (iii) reasonable access to and copies of documents and records relevant to the claim for benefits, upon request and free of charge, and (iv) a review taking into account all comments, documents, records and information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.
               (e) Review of denied claims. The Compensation Committee must make a decision concerning the determination upon review of a denied claim within 60 days (45 days in the case of a disability claim) of receipt of a request for review. Under special circumstances, the review period may be extended for an additional 60 days (45 days in the case of a disability claim). If an extension is required, the Compensation Committee will provide the claimant with written notification of the special circumstances involved and the date by which the Compensation Committee expects to render a final decision.
                    (1) Hearing. The Compensation Committee or the committee appointed to review claims must determine whether there will be a hearing. A hearing must be scheduled to give sufficient time for this review and submission, giving notice of the schedule and deadlines for submission.
                    (2) Review by Compensation Committee or committee. If the Compensation Committee (or a committee if a one has been appointed) has regularly scheduled meetings at least quarterly, the rules in this subsection govern the time for the decision on review and supersede the rules described above. If the claimant’s written request for review is received more than 30 days before a meeting, a decision on review must be made at the next meeting after the request for review has been received. If the claimant’s written request for review is received 30 days or less before a meeting of the Compensation Committee (or committee), the decision on review must be made at the Compensation Committee’s (or committee’s) second meeting after the request for review has been received. If an extension of time is required, written notice of the extension must be furnished to the claimant before the extension begins.
                    (3) Disability claims. The review shall be conducted by the Compensation Committee (exclusive of the person who made the initial adverse decision or such person’s subordinate). In reviewing the appeal, the Compensation Committee shall (i) not afford deference to the initial denial of the claim, (ii) consult a medical professional who has appropriate training and experience in the field of medicine relating to the claimant’s disability and who was neither consulted as part of the initial denial nor is the subordinate of such individual and (iii) identify the medical or vocational experts whose advice was obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decision. If a claim is denied due to a medical judgment, the reviewer will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The health care professional consulted will not be the same person consulted in connection with the initial benefit decision (nor be the subordinate of that person). The decision on review also will identify any medical or vocational experts who advised the Compensation Committee in connection with the original benefit decision, even if the advice was not relied upon in making the decision.
               (f) Notification on review. If a request for review is wholly or partially denied, the Compensation Committee must give written or electronic notice to the claimant within the time provided in subsection (e). The notice must contain the information detailed in subsection (c). If the notification concerns the denial of a disability claim, the notice must also contain; (i) a statement describing any voluntary appeal procedures offered by the Agreement and the claimant’s right to obtain information about such procedures, and (ii) a statement that the claimant may have other voluntary alternative dispute resolution options, such as mediation.
               (g) Determinations are binding. All good-faith determinations by the Compensation Committee are conclusive and binding on all persons, and there is no right of appeal except as provided above. Any electronic notification shall comply with the standards imposed by Department of Labor Regulation 2520.104b-1(c).
          12.3 Arbitration. If a dispute remains following the decision of the Compensation Committee under Section 12.2, the issue or issues in dispute shall be settled and finally determined by arbitration in Winston-Salem, North Carolina, under the then existing rules of the American Arbitration Association; and judgment may be entered upon the award of the arbitrator by any Court of competent jurisdiction. The standard of review for such arbitration shall be de novo; therefore, discretion granted to the Compensation Committee by any other provision of this Agreement shall be disregarded, and there shall be no presumption in favor of any decision made by the Compensation Committee. If the Executive disagrees with the final decision of the Compensation Committee under Section 12.2, Executive must file the request for arbitration within ninety (90) days of the Compensation Committee’s final decision pursuant to

Section 12.2 or the Compensation Committee’s decision shall be final and any further claim forever barred. Any expenses of such arbitration shall be allocated among the parties to this Agreement by the arbitrator.
          12.4 Action by authorized representative of claimant. All actions set forth in this Section 12 to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Compensation Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.
SECTION 13 Miscellaneous Provisions.
          13.1 Notices. The Executive and each beneficiary shall be responsible for furnishing the Compensation Committee or its designee with their current address for the mailing of notices and benefit payments. Any notice required or permitted to be given to the Executive or a beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Executive or beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.
          13.2 Lost distributees. A benefit shall be deemed forfeited if the Compensation Committee is unable after a reasonable period of time to locate the Executive or his beneficiary to whom payment is due; provided, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of the Executive or his beneficiary for the forfeited benefit no later than ninety (90) days after the date such benefits otherwise would have commenced (assuming the claimant is entitled to the benefits) or the claim will be forever barred.
          13.3 Reliance on data. The Corporation and the Compensation Committee shall have the right to rely on any data provided by the Executive or by any beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Executive, and the Corporation and the Compensation Committee shall have no obligation to inquire into the accuracy of any representation made at any time by the Executive or his beneficiary.
          13.4 Receipt and release for payments. Any payment made from the Corporation to or with respect to the Executive or his beneficiary, or pursuant to a disclaimer by a beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Corporation with respect to the Agreement. The recipient of any payment may be required by the Compensation Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Compensation Committee.
          13.5 Withholding. The Corporation shall withhold from any payments or benefits under this Agreement, or shall otherwise obtain payment from Executive for, all federal,

state, or local taxes or other amounts as shall be required pursuant to any law or governmental regulation or ruling.
          13.6 Headings. The headings and subheadings of the Agreement have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.
          13.7 Continuation of employment. The establishment of the Agreement shall not be construed as conferring any legal or other rights upon the Executive or any persons for continuation of employment or any right to receive or continue to receive any rate of pay or other compensation, nor shall it interfere with the right of the Corporation to discharge the Executive or to deal with him without regard to the effect thereof under the Agreement.
          13.8 Binding on successors. The obligations of the parties hereto shall inure to the benefit of and shall be binding upon their successors and assigns, including any successor to the Corporation by merger, consolidation or otherwise that may agree to continue this Agreement.
          13.9 Construction. The provisions of the Agreement shall be construed and enforced according to the laws of the State of North Carolina.
          13.10 Predecessor Agreement. This Agreement amends, supersedes and restates the Predecessor Agreement as of the effective date first written above. By his signature below, the Executive acknowledges the effect of this Agreement, and that the ability to continue to participate in this Agreement on its terms is legal consideration to support the restatement of the terms of the Predecessor Agreement with the terms of this Agreement.
          13.11 Compliance. No benefits shall be paid hereunder except in compliance with all applicable laws and regulations (including, without limitation, withholding tax requirements), any listing agreement with any stock exchange to which the Corporation is a party, and the rules of all domestic stock exchanges on which the Corporation’s shares of capital stock may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. No benefits shall be paid hereunder unless the Corporation has obtained such consent or approval as the Corporation may deem advisable from regulatory bodies having jurisdiction over such matters.
          13.12 Confidentiality. The terms and conditions of this Agreement and the Executive’s participation hereunder shall remain strictly confidential. The Executive may not discuss or disclose any terms of this Agreement or its benefits with anyone except for Executive’s attorneys, accountants and immediate family members who shall be instructed to maintain the confidentiality agreed to under this Agreement, except as may be required by law.
SECTION 14 Application of Section 409A.
          14.1 Compliance. This Agreement is intended to comply with the applicable requirements of Section 409A of the Code and shall be construed and interpreted in accordance therewith. Notwithstanding the preceding, the Corporation and its Related Entities shall not be liable to the Executive or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that any amount under this Agreement is subject to taxes, penalties or interest as a result of failing to comply with Section 409A of the Code.
          14.2 Separation from service. Notwithstanding any other provision of this Agreement, the Executive will not be entitled to payment upon his termination of employment pursuant to this Agreement unless the Executive has terminated employment with the Corporation and all of Related Entities and otherwise had a “separation from service” as defined below. For purposes of this Agreement, “separation from service” means the termination of the Executive’s employment with the Corporation and all Related Entities; provided, however, that the Executive will not be considered as having had a separation from service if (i) the Executive continues to provide services to the Corporation or any of its Related Entities as an employee at an annual rate that is at least equal to 20 percent of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is at least equal to 20 percent of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period), (ii) the Executive continues to provide services to the Corporation or any of its Related Entities in a capacity other than as an employee and such services are provided at an annual rate that is 50 percent or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is 50 percent or more of the annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period) or (iii) the Executive is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) so long as the period of such leave does not exceed six months, or if longer, so long as the Executive’s right to reemployment with the Corporation or any Related Entity is provided either by statute or by contract. If the period of leave exceeds six months and the Executive’s right to reemployment is not provided either by statute or by contract, the separation from service will be deemed to occur on the first date immediately following such six-month period. For purposes of this Section, the annual rate of providing services shall be determined based upon the measurement used to determine the Executive’s base compensation. This definition of separation from service is intended to comply with the definition of “separation from service” as used in Section 409A(a)(2)(A)(i) of the Code and shall be interpreted accordingly.
          14.3 Specified employee. Notwithstanding any other provision of this Agreement, if the Executive is a “specified employee” (as defined below), and if the Executive’s benefits hereunder are paid upon a Separation from Service then, to the extent necessary to comply with Section 409A of the Code, no payments may be made hereunder before the date which is six months after the Executive’s separation from service or, if earlier, his death. All such amounts, which would have otherwise been required to be paid during such six months or, if earlier, Executive’s death, shall be paid to Executive in one lump sum payment as soon as administratively practical after the date which is six months after Executive’s separation from service or, if earlier, Executive’s death. Any other payments scheduled to be made after such period shall be made at the times otherwise designated in this Agreement disregarding the delay for payments required herein. For purposes of this Agreement, “specified employee” generally means an employee who is (i) an officer of the Corporation or any of its Related Entities having annual compensation greater than $140,000 (with certain adjustments for inflation after 2006), (ii) a five-percent owner of the Corporation or (iii) a one-percent owner of the Corporation having annual compensation greater than $150,000. This definition is intended to comply with the specified employee rules of Section 409A(a)(2)(B)(i) of the Code and shall be interpreted accordingly.
          IN WITNESS WHEREOF, this Retirement Security Agreement is executed by and in behalf of the parties hereto as the day and year first above written.

INSTEEL INDUSTRIES, INC.

By:

President
Attest:

Secretary
[Corporate Seal]

EXECUTIVE

	By:	(SEAL)

Witness